UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Commercial Contract with Daniel Thom, as Trustee of Torstonbo Trust

On July 24, 2020 (the “Effective Date”), 1612 E. Cape Coral Parkway Holding Co., LLC (“Seller”), a subsidiary of the Company, entered into a Commercial Contract with Daniel Thom, as Trustee of Torstonbo Trust, a Florida revocable trust (“Buyer”) for the sale of the real property and improvements located at 1612 E. Cape Coral Parkway, Cape Coral, Florida (the “Property”), subject to the terms and conditions of the Commercial Contract. The Property is currently used as the corporate headquarters of the Company and various of its subsidiaries.

Under the terms of the Commercial Contract, Seller has ten (10) days from receipt of notice from Buyer to cure any title defects properly objected to by Buyer (the “Curative Period”). On August 18, 2020, Seller and Buyer entered into a First Amendment to Commercial Contract that extended the Curative Period to September 30, 2020 and setting the date of closing on the sale to be five (5) business days after notice to and receipt by Buyer of evidence of satisfactory cure to title defects acceptable to the title underwriter.

A copy of the First Amendment to Commercial Contract is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the First Amendment to Commercial Contract above is qualified in its entirety by reference to the full text of the First Amendment to Commercial Contract.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Commercial Contract dated as of August 20, 2020 between 1612 E. Cape Coral Parkway Holding Co., LLC and Danial Thom, as Trustee of the Torstonbo Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.
Date: August 20, 2020

	By:	/s/ James E. May
Name: James E. May
Title: Chief Executive Officer

2